                                 (212) 735-8600


                                                                December 4, 1997


Access Beyond, Inc.
1300 Quince Orchard Boulevard
Gaithersburg, MD 20878

                  Re:      Access Beyond, Inc. Registration Statement on Form
                           S-1

Gentlemen:

         As counsel to Access Beyond, Inc., a Delaware corporation (the "Company"), we have been requested to render our opinion in connection with the sale of up to 503,704 shares (the "Shares") of the Company's common stock, $.01 par value ("Common Stock") by a certain stockholder of the Company pursuant to a registration statement on Form S-1 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to executed documents of all executed copies submitted to us as conformed or photostatic copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

         On the basis of the foregoing and such other investigations as we have deemed necessary in connection with this opinion, we are of the opinion that (i) the Shares have been duly authorized by the Board of Directors of the Company and (ii) assuming that the Registration Statement becomes and remains effective and that applicable state securities laws are complied with, the Shares will, when issued and sold in the manner contemplated in the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    Morrison Cohen Singer & Weinstein, LLP